SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  FORM 8-K

                              CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

                                February 7, 1996
                ________________________________________________
                Date of report (Date of earliest event reported)

                         Petrie Stores Liquidating Trust
             ______________________________________________________
               (Exact Name of Registrant as Specified in Charter)

            New York              0-3777             Applied For
          ______________    _____________________  __________________
          (State of         (Commission File No.)   (IRS Employer
         Incorporation)                            Identification No.)

                            70 Enterprise Avenue
                        Secaucus, New Jersey  07094
        ____________________________________________________________
           (Address of Principal Executive Offices and Zip Code)

                               (201) 866-3600
            ____________________________________________________
            (Registrant's telephone number, including area code)

                                    N/A
       _____________________________________________________________
       (Former Name or Former Address, if Changed Since Last Report)


      Item 5.  Other Events.

                On February 7, 1996, a complaint was filed against Petrie Stores Corporation, a New York corporation, and the Petrie Stores Liquidating Trust (the "Liquidating Trust") by five landlords and certain of their affiliates (collectively, the "Plaintiffs") seeking declaratory relief and unspecified damages for breach of contract and fraud with respect to 146 store leases as to which the complaint alleges that the Liquidating Trust has liability as a guarantor notwithstanding the execution of releases with respect to substantially all of the purported lease guarantees.

                The complaint (i) alleges, among other things, that the Liquidating Trust is liable for back rent and expenses not paid in respect of such leases by Petrie Retail, Inc., a Delaware corporation, which filed a voluntary petition for bankruptcy protection on October 12, 1995, or an affiliate thereof, as tenant under the leases and (ii) seeks a declaration that the Liquidating Trust is liable as guarantor for all future lease payments, and related costs and expenses, due under the leases. According to the Plaintiffs, such alleged guarantor liability relates to approximately $85,000,000 in future lease payments, without giving effect to any present value discount and assuming all of the 146 stores which are the subject of the complaint closed and the landlord in each case was unable to mitigate its damages. Approximately $2,000,000 of this total relates to unreleased guarantees which have been included in the Liquidating Trust's previous contingent liability estimates. To date, 18 of the 146 leases, representing approximately $9,400,000 in future lease payments, based on the Plaintiffs' liability estimates and without giving effect to any present value discount or mitigation, have been rejected by Petrie Retail, Inc.

                The Liquidating Trust believes that, based upon existing releases executed by Plaintiffs, other than as indicated above, the Plaintiffs' claims are without merit. The Liquidating Trust intends to defend itself vigorously.


                               Signatures

                Pursuant to the requirements of the Securities
      Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated:  February 27, 1996

                               PETRIE STORES LIQUIDATING TRUST

                               By: /s/ STEPHANIE R. JOSEPH
                                    Stephanie R. Joseph
                                    Manager and Chief Executive
                                    Officer